Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-236211 on Form S-3 and in Registration Statement Nos. 333-182585 and 333-236209 on Form S-8 of our reports dated March 10, 2021, relating to the financial statements of Franchise Group, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the fiscal year ended December 26, 2020.

/s/ Deloitte & Touche LLP

Richmond, Virginia
March 10, 2021